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                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT

         AMENDMENT NO. 1 (the "Amendment"), dated as of April 25, 2003, by and among The News Corporation Limited, an Australia corporation (the "Purchaser"), Hughes Electronics Corporation, a Delaware corporation ("Hughes"), and General Motors Corporation, a Delaware corporation ("GM"), to the Stock Purchase Agreement, dated as of April 9, 2003 (the "Agreement"), by and among Purchaser, Hughes and GM.

         WHEREAS, the parties hereto desire to enter into this Amendment so as to make certain modifications to Exhibit F to the Agreement;

         WHEREAS, Section 14.12 of the Agreement permits the Purchaser, GM and Hughes to amend the Agreement only by written instrument signed on behalf of each of the parties to the Agreement; and

         WHEREAS, GM, Hughes and Purchaser have approved this Amendment and deem it advisable and in the best interests of their respective companies and stockholders to enter into this Amendment;

         NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties agree as follows:

                                    ARTICLE I

                                    AMENDMENT

         Section 1.1 Exhibit Substitution. Exhibit F to the Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Exhibit F attached hereto.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1 Counterparts. This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The parties may execute more than one copy of this Amendment, each of which shall constitute an original.

         Section 2.2 Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).


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         Section 2.3 Definitions; Ratification; References. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Except as expressly amended hereby, the provisions of the Agreement are and shall remain unmodified and in full force and effect. Each future reference to "hereof", "herein", "hereunder", "hereby" and "this Agreement" shall refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances remain as April 9, 2003, and references to "the date hereof" and "the date of the Agreement" shall continue to refer to April 9, 2003.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                     HUGHES ELECTRONICS CORPORATION


                                     By: /s/ Larry D. Hunter
                                        ----------------------------------------
                                         Name:  Larry D. Hunter
                                         Title:  Sr. Vice President & General
                                                 Counsel


                                     THE NEWS CORPORATION LIMITED


                                     By: /s/ Arthur Siskind
                                        ----------------------------------------
                                         Name:  Arthur Siskind
                                         Title:  Director


                                     GENERAL MOTORS CORPORATION


                                     By: /s/ Warren G. Andersen
                                        ----------------------------------------
                                         Name:  Warren G. Andersen
                                         Title:  Assistant General Counsel